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                                                                   EXHIBIT 99.3
                          ENVIRODYNE INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
                   12% SERIES B SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
                   12% SERIES A SENIOR SECURED NOTES DUE 2000
                                    AND ITS
              FLOATING RATE SERIES D SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
              FLOATING RATE SERIES C SENIOR SECURED NOTES DUE 2000




To Our Clients:

         Enclosed for your consideration are the Prospectus, dated __________, 1995 (the "Prospectus") and the related Letter of Transmittal (which together with the Prospectus constitute the "Offer") in connection with the offer by Envirodyne Industries, Inc., a Delaware corporation (the "Company"), to exchange its (i) 12% Series B Senior Secured Notes due 2000 ( the "New Series B Notes") for any and all of the outstanding 12% Series A Senior Secured Notes due 2000 (the "Old Series A Notes"), and (ii) Floating Rate Series D Senior Secured Notes due 2000 (the "New Series D Notes" and collectively with the New Series B Notes, the "New Notes") for any and all outstanding Floating Rate Series C Senior Secured Notes due 2000 (the "Old Series C Notes" and collectively with the Old Series A Notes, the "Old Notes"), upon the terms and subject to the conditions set forth in the Offer.

         We are the Registered Holders of Old Notes held for your account. An exchange of the Old Notes can be made only by us as the Registered Holders and pursuant to your instructions. The Letter of Transmittal is furnished to you for your information only and cannot be used by you to exchange the Old Notes held by us for your account. The Offer provides a procedure for holders to tender by means of guaranteed delivery.

         We request information as to whether you wish us to exchange any or all of the Old Notes held by us for your account upon the terms and subject to the conditions of the Offer.

         Your attention is directed to the following:

                 1. The New Notes will be exchanged for the Old Notes at the rate of $1,000 principal amount of New Notes in a series for each $1,000 principal amount of Old Notes of the series. Interest will accrue from the last June 15 or December 15 on which interest was paid on the Old Notes, or, if no interest has been paid on the Old Notes, from June 20, 1995. The form and terms of the New Notes are the same in all material respects as the form and terms of the Old Notes (which they replace) except that the New Notes have been registered under the Securities Act of 1933, as amended (the "Securities Act").

                 2. Based on an interpretation by the staff of the Securities and Exchange Commission (the "SEC"), New Notes issued pursuant to the Offer in exchange for Old Notes may be offered for resale, resold and otherwise transferred by holders thereof (other than any such holder which is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) without compliance with the registration and prospectus
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         delivery provisions of the Securities Act provided that such New Notes are acquired in the ordinary course of such holders' business and such holders have no arrangement with any person to participate in the distribution of such New Notes. See "Shearman & Sterling," SEC No-Action Letter (available July 2, 1993), "Morgan Stanley & Co., Inc.," SEC No-Action Letter (available June 5, 1991) and "Exxon
         Capital Holdings Corporation," SEC No-Action Letter (available May 13,
         1988).

                 3. The Offer is not conditioned on any minimum principal amount of Old Notes being tendered except that Old Notes may be tendered only in integral multiples of $1,000.

                 4. Notwithstanding any other term of the Offer, the Company will not be required to accept for exchange, or exchange New Notes for, any Old Notes not theretofore accepted for exchange, and may terminate or amend the Offer as provided herein before the acceptance of such Old Notes, if any of the conditions described in the Prospectus under "The Exchange Offer -- Conditions of the Exchange Offer" exist.

                 5. Tendered Old Notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on ___________, 1995 if such Old Notes have not previously been accepted for exchange pursuant to the Offer.

                 6. Any transfer taxes applicable to the exchange of the Old Notes pursuant to the Offer will be paid by the Company, except as otherwise provided in Instruction 7 of the Letter of Transmittal.

         If you wish to have us tender any or all of your Old Notes, please so instruct us by completing, detaching and returning to us the instruction form attached hereto. An envelope to return your instructions is enclosed. If you authorize a tender of your Old Notes, the entire principal amount at maturity of Old Notes held for your account will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Date.

         THE OFFER IS NOT BEING MADE TO, NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF OF, HOLDERS OF THE OLD NOTES IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION OR WOULD OTHERWISE NOT BE IN COMPLIANCE WITH ANY PROVISION OF ANY APPLICABLE SECURITY LAW.



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                          ENVIRODYNE INDUSTRIES, INC.

                               OFFER TO EXCHANGE
                                      ITS
                   12% SERIES B SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
                   12% SERIES A SENIOR SECURED NOTES DUE 2000
                                    AND ITS
              FLOATING RATE SERIES D SENIOR SECURED NOTES DUE 2000
                             FOR ANY AND ALL OF THE
              FLOATING RATE SERIES C SENIOR SECURED NOTES DUE 2000



         The undersigned acknowledge(s) receipt of your letter and the enclosed Prospectus and the related Letter of Transmittal, in connection with the offer by the Company to purchase the Old Notes.

         This will instruct you to tender the principal amount of Old Notes indicated below held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal.

         The undersigned represents that (i) the New Notes acquired pursuant to the Offer are being obtained in the ordinary course of such holder's business,
(ii) such holder is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of such New Notes, and (iii) such holder is not an "affiliate," as defined under Rule 405 of the Securities Act, of the Company or, if such holder is an affiliate, that such holder will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable.

         If the undersigned is a "broker" or "dealer" registered under the Exchange Act that acquired Old Notes for its own account pursuant to its market-making or other trading activities (other than Old Notes acquired directly from the Company), the undersigned understands and acknowledges that it may be deemed to be an "underwriter" within the meaning of the Securities Act and, therefore, must deliver a prospectus relating to the New Notes in connection with any resales by it of New Notes acquired for its own account in the Exchange Offer. Notwithstanding the foregoing, the undersigned does not thereby admit that it is an "underwriter" within the meaning of the Securities Act.

                                           Sign Here


                                ...................................
                                           Signature(s)





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